Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anthera Pharmaceuticals, Inc.
Hayward, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-175095, No. 333-179043 and No. 333-187771, No. 333-187780 and No. 333-188679) and Form S-8 (No. 333-165714, No. 333-168970, 333-172100, No. 333-180144 and No. 333-186679) of Anthera Pharmaceuticals, Inc. of our report dated March 28, 2014, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California
March 28, 2014